Exhibit Number 10.25

SECURED PROMISSORY NOTE

US$250,000 January 30, 2002

FOR VALUE RECEIVED, the undersigned, Robert L. Honeycutt, an individual residing at 612 Elizabeth Street, San Francisco, CA 94114 (together with his successors and assigns, the "Maker"), hereby promises to pay to the order of BARRA, Inc., a Delaware corporation, with its principal place of business at 2100 Milvia Street, Berkeley, California 94704 (together with its successors and assigns, the "Holder"), the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) and, if applicable, to pay interest on the unpaid principal amount hereof, all as provided in this Promissory Note. Terms not otherwise defined herein shall have the meaning ascribed to them in the Deed of Trust.

    Cancellation of Bridge Loan Promissory Note. In consideration for Holder accepting this Promissory Note, the parties agree (i) that the certain Promissory Note for the principal amount of US$250,000, dated October 25, 2001, from Maker to Holder, is hereby cancelled and replaced in full by this Promissory Note and (ii) Maker shall enter into that certain Deed Of Trust (each as defined below) each for the benefit of Holder and each dated as of the date hereof.

    Interest. The unpaid principal amount of this Promissory Note will bear no interest except as provided for in Section 8 below.

    Payments. The principal amount of this Promissory Note is due and payable by the Maker in four equal, annual installments of $62,500 (each an "Installment"). The first Installment shall be due at 12:00 noon, California time, [October 31,] 2002, and an Installment shall be due on each of the three subsequent anniversaries of the such date so that the principal amount shall have been paid in full on the fourth anniversary of the date hereof (October 31, 2002 and each such anniversary shall be a "Maturity Date"). All payments must be made in United States dollars in immediately available funds to the order of the Holder by check or by wire transfer to such account or party as may be specified in writing by the Holder to the Maker.

    Maturity Event. Notwithstanding the provisions of Paragraph 3 hereof, upon the occurrence of a Maturity Event (as hereinafter defined), the entire principal amount of the Loan, and any other sums due hereunder, shall become immediately due and payable without further demand or notice to Maker. To the extent permitted by law, any of the following events shall be a "Maturity Event" under this Note and the Deed of Trust as hereinafter defined:

      Ninety (90) days after the date of Maker's voluntary termination of his employment with the Holder. If Maker's employment is otherwise terminated, the Maturity Event shall be one hundred eighty (180) days after the date of such termination.

      There shall occur any default in the performance of any obligation of Maker hereunder, or contained in the Deed of Trust or the First Deed of Trust (as defined herein below) or any other deed of trust, security agreement or other agreement (including any amendment, modification or extension thereof) which may hereafter be executed by Maker for the purpose of securing this Note.

      Maker, without the prior written consent of Holder, voluntarily or by operation of law, sells, conveys, assigns or otherwise transfers or agrees to sell, convey or otherwise transfer, all or any portion of, or any interest in, the Property (as hereinafter defined).

      Maker (i) admits in writing the inability to pay his debts, (ii) makes an assignment for the benefit of creditors, (iii) files a voluntary petition in bankruptcy, effects a plan or other arrangement with creditors, liquidates assets under an arrangement with creditors, or liquidates Maker's assets under court supervision, (iv) has an involuntary petition in bankruptcy filed against him that is not discharged within thirty (30) days after such petition is filed, or (v) applies for or permits the appointment of a receiver or trustee or custodian for any of Maker's property or assets which shall not have been discharged within thirty (30) days after the date of appointment.

      Maker breaches any representation or warranty contained herein or in the Deed of Trust, or any other agreement or instrument executed in connection with such documents proves to have been false or misleading.

      Maker fails to execute, acknowledge and deliver the Deed of Trust concurrently with this Note.

      One hundred eighty (180) days after Maker's death.

  5. Security. This Note is secured by a deed of trust of even date herewith made by Maker, as trustor, to First American Title Company, as trustee (the "Trustee") for Holder, as beneficiary (the "Deed of Trust"), encumbering certain real property being 612 Elizabeth Street, San Francisco, California 94114 (the "Property"), described with particularity in the Deed of Trust.

The Deed of Trust provides, among other things, as follows: If the trustor shall sell, convey or alienate said Property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

    6. First Deed of Trust. As used herein, "First Deed of Trust" shall mean the deed of trust constituting a first-priority lien against the Property, by Maker, to First American Title Insurance Company, as trustee for the benefit of Wells Fargo Bank, as beneficiary, securing a loan in a principal amount not in excess of Five Hundred Seventy-Five Thousand Dollars ($575,000).

    7. Prepayments. The Maker may prepay the indebtedness evidenced by this Promissory Note in whole or in part at any time, on any Business Day, without penalty, premium or payment of unearned interest, if any, and upon such prepayment, the Maker will not be liable under this Promissory Note for any further interest, if any, on the amounts so prepaid. Any partial prepayments must be made, together with any accrued interest thereon, pursuant to the payment provisions in Paragraph 3 above.

    8. Interest Upon Maturity Event. Upon the failure of Maker to pay the outstanding principal balance after a Maturity Date or Maturity Event, interest on the outstanding principal balance shall thereafter accrue at the rate of ten percent (10%) per annum, or if lower, the highest rate permitted by applicable law. Interest shall be calculated on the basis of a three hundred sixty (360) day year, consisting of twelve (12) months, and shall compound monthly. Upon the occurrence of an event set forth in Section 4(d) hereof, this Promissory Note will become immediately due and payable, both as to principal and interest, without any action on the part of the Holder.

    9. Right of Offset of Executive Compensation. Upon the failure of Maker to pay the outstanding principal balance after a Maturity Date or the occurrence of a Maturity Event, Holder shall have the right to offset such outstanding principal balance, together with any interest accrued thereon, from any bonus, incentive compensation or other sums (other than base salary) due from Holder to Maker from time to time.

    Representations, Warranties and Covenants of Maker. The Maker represents, warrants and covenants as follows:

      The Maker is legally competent and is entering into this Promissory Note freely and without duress or compulsion.

      The Maker has duly executed and delivered this Promissory Note and this Promissory Note constitutes the legal, valid and binding obligation of the Maker enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      To the best of the Maker's knowledge, no consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the execution, delivery or performance of this Promissory Note by the Maker.

      Neither the execution, delivery and performance by the Maker of this Promissory Note nor compliance with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or any government instrumentality applicable to the Maker or the Property or (ii) will conflict with or result in a breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or instrument to which the Maker is a party or by which the Maker or any of his properties or assets are bound.

      Maker has used or will use the full proceeds of the Unsecured Note or this Note, as the case may be, for the sole purpose of purchasing shares of the common stock of Holder.

      There are no actions, suits, claims or proceedings pending, or to the knowledge of the Maker, threatened with respect to the Maker which question the validity or enforceability of this Promissory Note or of any action to be taken by the Maker pursuant to this Promissory Note, or affecting the Maker or the Property.

      Maker has good and marketable title to the Property.

      The consent of no other person or entity is required to grant the security interest in the Property to the Holder evidenced by the Deed of Trust.

    No Waiver by Holder. No delay, omission or waiver on the part of the Holder in exercising any right under this Promissory Note will operate as a waiver of such right or any other right of such Holder, nor will any delay, omission, or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies it would otherwise have.

    Maker's Additional Obligations. Maker shall take any and all further actions that may from time to time be required to ensure that the Deed of Trust creates a valid lien on the Property, subject only to the First Deed of Trust. Maker shall furnish evidence reasonably satisfactory to the Holder that: (i) Maker has good and marketable title to the Property , (ii) the consent of no other person or entity is required to grant a security interest in the Property to the Holder, and (iii) there is no other deed of trust, mortgage or encumbrance against the Property other than the First Deed of Trust. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Property or that the consent of another person or entity is required to grant to and perfect in the Holder a valid second-priority lien on the Property, Maker shall promptly take all action necessary at Maker's expense to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of Maker to comply with the provisions of this Paragraph 12 shall be deemed a Maturity Event under the Note and the Deed of Trust.

    Miscellaneous.

      As used in this Promissory Note, "Business Day" means any day that is not a Saturday, Sunday or legal holiday in Berkeley, California and on which banks are not authorized or required to be closed in Berkeley, California.

      All notices and other communications provided hereunder shall be in writing and addressed and delivered if to the Maker or the Holder, as applicable, at the address set forth in the preamble of this Promissory Note, or at such other address as may be designated by such party in a written notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received.

      In case any one or more provisions of this Promissory Note are invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained this Promissory Note will not in any way be affected or impaired thereby.

      This Promissory Note is binding on the Maker and his successors, heirs and assigns, provided that, the Maker may not assign his obligations under this Promissory Note without the prior written consent of the Holder.

      The terms of this Promissory Note may be amended from time to time only by the written agreement of the Maker and the Holder.

      This Promissory Note will be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

      If the principal of and interest on this Promissory Note are not paid when due, the Maker shall pay the reasonable expenses (including attorney's fees) incurred by the Holder to collect such amounts.

      Maker hereby waives presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consents that Holder may, but shall not be obligated, to extend the time for payment or otherwise modify the terms of payment or any part of the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not alter nor diminish the liability of any person. Maker hereby waives the defense of the statute of limitations in any action on this Note to the extent permitted by law.

    Recourse. The Holder of this Promissory Note shall have full recourse against the Maker, and shall not be limited to the exercise of the rights and remedies set forth in the Deed of Trust to foreclose upon and otherwise take action with respect to the Property.

15. No Guarantee of Employment or Bonus. This Promissory Note is not intended to confer, and shall not confer, any rights of continued employment upon Maker or any right in, obligation to pay or promise to make any bonus or other incentive compensation from Holder to Maker.

The Maker has executed this Promissory Note on the day and the year first above written.

______________________________

Robert L. Honeycutt